Exhibit 99.1

[Opteum Inc. Logo]

OPTEUM INC. ANNOUNCES CORPORATE NAME CHANGE TO
BIMINI CAPITAL MANAGEMENT, INC.

VERO BEACH, FL (September 24, 2007)— Opteum Inc. (NYSE:OPX) (“Opteum” or the “Company”), a real estate investment trust (“REIT”), today announced that the Company’s name will be changed to Bimini Capital Management, Inc. effective at 8:30 AM EST on Friday, September 28, 2007, and that the Company’s Class A Common Stock will begin trading on the New York Stock Exchange under the symbol “BMN” on Friday, September 28, 2007.  The Company today also announced that the Company’s website will be moved to http://www.biminicapital.com in connection with the change of the Company’s name.  The change in the Company’s name will have no effect on the Company’s corporate structure.

About Opteum
Opteum Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae).  Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Opteum Inc.'s filings with the Securities and Exchange Commission, including Opteum Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Opteum Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Contact:         Robert E. Cauley
Chief Financial Officer
772-231-1400
www.opteum.com

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